UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

IONIX TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54485	45-0713638
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
245 East Liberty Street, Suite 200
 Reno, Nevada 89501
(Address of principal executive office)
1-702-475-5906
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Doris Zhou – Resignation as Chief Financial Officer of the Company

On May 27, 2016, Doris Zhou resigned as Ionix Technology, Inc.'s (the "Company") Chief Financial Officer, effective immediately.

Yue Kou – Appointment as Chief Financial Officer of the Company

On May 27, 2016, the Company's Board of Directors (the "Board") appointed Yue Kou, age 42, as the Company's Chief Financial Officer.

Ms. Kou will serve as Chief Financial Officer on a full time basis and will be responsible for all financial reporting and accounting matters for the Company. The Company and Ms. Kou have entered into a three year employment agreement whereby Ms. Kou will earn a monthly salary of 8,000 Chinese Yuan (RMB), which is equivalent to roughly $1,200 USD.

Ms. Kou is a member of the Hong Kong Institute of Certified Public Accountants, the Association of Chartered Certified Accountants, and the Chinese Institute of Certified Public Accountants. Ms. Kou has 20 years of solid experience in statutory auditing, international accounting, and publicly listed companies. Ms. Kou started her career as Chief Accountant (1996-1999) with Xinmao Tech Holding Limited, a company in China. From 1999-2002, she was employed as a staff accountant in the Ernst & Young, Beijing Branch focusing on external audit and international accounting conversions. From 2002-2006, she worked as an account manager with China Data Broadcasting Holding Ltd, a publicly listed company on the Hong Kong Stock Exchange. From 2006 to present, Ms. Kou worked as an auditor and financial controller for three different audit firms:  (i) Zhongyi（HK）CPA Limited, (ii) Thomas Lee and Partners, and (iii) GDT CPA Limited.

GuoEn Li – Appointment as Director of Taizhou Ionix Technology Company Limited

On May 27, 2016, GuoEn Li, age 51, was appointed as a director of Taizhou Ionix Technology Company Limited, a company formed under the laws of China and an indirect wholly-owned subsidiary of the Company.

Mr. Li graduated from Qinling Aero Electric Co. Ltd., a vocational school located in Xingping City, Shaanxi Province in 1987. From 1987-1993, Mr. Li worked as a technician for Xingping City Aero Electric Co. Ltd. in Shaanxi Province. From 1994-1995, Mr. Li worked as a technician in Le Ting Electric Wire Co. Ltd of the Hong Kong Jinshan Group. From1995-1997, Mr. Li worked as an engineer in the Huizhou Xianjin battery factory of the Hong Kong Jinshan Group. From 1997-2000, Mr. Li worked as a battery R&D engineer in the engineering department of the Shenzhen Biyadi Holding Co. Ltd, a Hong Kong company. From 2001-2006, Mr. Li worked as a manager in the engineering department in the Henan Huanyu Group, and as the general manager of Henan Huatai Electromechanical Facilities Co. Ltd. From 2006-Oct. 2010, Mr. Li worked as a managing director and general manager of Zhangjianggang Jiunuojie Electromechanical Facilities Co. Ltd. From 2011- 2014, Mr. Li worked as a managing director and as the Vice CEO of Taizhou Jiunuojie Electronic Tech Co. Ltd. From 2014-present day, Mr. Li serves as the CEO and general manager of Taizhou Jiunuojie Electronic Tech Co. Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IONIX TECHNOLOGY, INC.

Dated: June 3, 2016	By:	/s/ Doris Zhou
Doris Zhou
Duly Authorized Officer, Chief Executive Officer